

     <ARTICLE>                         5
     <LEGEND>                          This schedule contains summary financial information extracted from the Newell
                                       Rubbermaid Inc. and Subsidiaries Consolidated Balance Sheets and Statements of
                                       Income and is qualified in its entirety by reference to such financial statements.
     <MULTIPLIER>                      1,000

     <PERIOD-TYPE>                     12-MOS
     <FISCAL-YEAR-END>                                  DEC-31-1999
     <PERIOD-END>                                       DEC-31-1999
     <CASH>                                                 102,164
     <SECURITIES>                                                 0
     <RECEIVABLES>                                        1,178,423
     <ALLOWANCES>                                           (41,870)     <F1>
     <INVENTORY>                                          1,034,794
     <CURRENT-ASSETS>                                     2,738,569
     <PP&E>                                               2,955,364      <F2>
     <DEPRECIATION>                                      (1,407,173)     <F2>
     <TOTAL-ASSETS>                                       6,724,088
     <CURRENT-LIABILITIES>                                1,629,883
     <BONDS>                                              1,455,779
     <PREFERRED-MANDATORY>                                  500,000
     <PREFERRED>                                                  0
     <COMMON>                                               282,026
     <OTHER-SE>                                           2,414,980
     <TOTAL-LIABILITY-AND-EQUITY>                         6,724,088
     <SALES>                                              6,413,074
     <TOTAL-REVENUES>                                     1,741,199
     <CGS>                                                4,671,875
     <TOTAL-COSTS>                                        6,069,469
     <OTHER-EXPENSES>                                       112,666
     <LOSS-PROVISION>                                        17,928      <F1>
     <INTEREST-EXPENSE>                                     100,021
     <INCOME-PRETAX>                                        230,939
     <INCOME-TAX>                                           135,502
     <INCOME-CONTINUING>                                     95,437
     <DISCONTINUED>                                               0
     <EXTRAORDINARY>                                              0
     <CHANGES>                                                    0
     <NET-INCOME>                                            95,437
     <EPS-BASIC>                                             0.34
     <EPS-DILUTED>                                             0.34

     <F1>     Allowances for doubtful accounts are reported as contra accounts to accounts receivable.  The Corporate reserve for bad debts is a percentage of trade receivables based on the bad debts experienced in one or more past years, general economic conditions, the age of the receivables and other factors that indicate the element of uncollectibility in the receivables outstanding at the end of the period.
     <F2>     See notes to the consolidated financial statements.


                                                             -94-

